Exhibit 99(a)
NASD: BOKF

BOK Financial Reports Record Annual Earnings of $501 million or $7.03 Per Share
Earnings of $110 million or $1.56 Per Share in the Fourth Quarter

CEO Commentary
“The fourth quarter concluded our second-consecutive year of record earnings for the organization,” said Steven G. Bradshaw, president and chief executive officer. “Achieving our business integration and financial goals for CoBiz early in 2019 set the tone for a monumental year, and helped drive momentum in two of our high-growth markets. The balance between our banking and fee service businesses was evident all year, allowing us to continue our strong earnings growth even with industry headwinds intensifying. This is a testament to how BOK Financial has been carefully constructed over many years with the distinct ability to outperform in challenging conditions.”

Bradshaw continued, “While the economic and political environment in 2020 will bring its own set of challenges, our focus remains on the long-term. We fully expect that our approach to creating and sustaining earnings and growing shareholder value will continue to serve us well in 2020.”

2019 Financial Highlights

•	Net income for the year ended December 31, 2019 totaled $500.8 million or $7.03 per diluted share compared to $445.6 million or $6.63 per diluted share for the year ended December 31, 2018.

•
Net interest revenue totaled $1.1 billion, an increase of $128.0 million. CoBiz added $158.5 million to net interest revenue, including $37.8 million of net purchase accounting discount accretion for 2019. CoBiz added $43.1 million to net interest revenue for 2018. Net interest margin was 3.11 percent for 2019 compared to 3.20 percent for 2018.

•
Fees and commissions revenue increased $59.0 million to $702.2 million in 2019. Strong growth in brokerage and trading revenue and mortgage banking revenue, which were both positively affected by lower mortgage interest rates in 2019, contributed to the majority of the increase.

•
Operating expense totaled $1.1 billion in 2019, an increase of $104.2 million. We incurred $17.2 million of closing and integration costs in 2019 compared to $16.6 million in 2018. Expenses related to CoBiz operations were $84.0 million in 2019 and $29.7 million in 2018. Excluding these costs, operating expense increased $49.3 million or 5 percent, primarily related to growth in personnel expense.

•	Period-end loans were up $94 million to $21.8 billion at December 31, 2019 and period-end deposits grew $2.4 billion to $27.6 billion.

Fourth Quarter 2019 Financial Highlights

•	Net income was $110.4 million or $1.56 per diluted share for the fourth quarter of 2019 and $142.2 million or $2.00 per diluted share for the third quarter of 2019.

•
Net interest revenue totaled $270.2 million, a decrease of $8.8 million. Net interest margin was 2.88 percent compared to 3.01 percent in the third quarter of 2019. Lower loan discount accretion, changes in funding mix, and the two recent federal funds rate cuts by the Federal Reserve contributed to compression in the net interest margin.

•	Fees and commissions revenue totaled $179.4 million, a decrease of $6.7 million, primarily due to a seasonal decline in mortgage banking revenue.

Fourth Quarter 2019 Financial Highlights con't

•	Operating expense increased $9.5 million to $288.8 million. Personnel expense increased $5.8 million while non-personnel expense increased $3.7 million over the third quarter of 2019.

•
A $19.0 million provision for credit losses was recorded in the fourth quarter of 2019 compared to $12.0 million in the third quarter of 2019. The combined allowance for credit losses totaled $212 million or 0.98 percent of outstanding loans compared to $206 million or 0.92 percent in the previous quarter.

•	Average loans decreased $177 million to $22.2 billion while period-end loans decreased $534 million to $21.8 billion, largely due to decreases in commercial and commercial real estate loans.

•	Average deposits increased $1.4 billion to $27.1 billion and period-end deposits increased $1.5 billion to $27.6 billion.

•
Commercial banking contributed $81.7 million to net income, a decrease of $18.9 million compared to the prior quarter. Net interest revenue decreased by $16.7 million due to a decrease in loan volume combined with decreased yields. Average loans decreased by $126 million to $19.1 billion. Fee revenue decreased $2.8 million, largely due to lower syndication fees. Average deposits increased $587 million to $11.4 billion, including an increase in interest-bearing transaction deposits partially offset by a decrease in demand deposits.

•
Consumer banking contributed $8.3 million to net income, decreasing $8.4 million. Net interest revenue decreased $5.3 million, largely due to a lower yield on deposits sold to our Funds Management unit. Fee revenue decreased $6.6 million. A seasonal decline in mortgage production reduced mortgage banking revenue by $4.8 million. Mortgage production volume decreased $278 million to $635 million and gain on sale margin decreased 7 basis points to 1.44 percent.

•
Wealth Management contributed $22.9 million to net income, consistent with the prior quarter. Fee revenue increased $3.3 million, largely related to brokerage and trading revenue, partially offset by a $1.2 million decrease in net interest revenue. Total operating expenses increased $3.1 million, primarily related to variable compensation that is related to revenue growth. Assets under management or administration were $82.7 billion at December 31, 2019 compared to $80.8 billion at September 30, 2019. Fiduciary assets totaled $52.4 billion at December 31, 2019 and $49.3 billion at September 30, 2019.

Net Interest Revenue
Net interest revenue was $270.2 million for the fourth quarter of 2019, an $8.8 million decrease compared to the third quarter of 2019. Discount accretion on acquired loans totaled $5.8 million for the fourth quarter and $10.9 million for the third quarter.
Average earning assets increased $415 million compared to the third quarter of 2019. Available for sale securities increased $586 million as we continue to position our balance sheet for the current rate environment. Average loan balances decreased $177 million and interest-bearing cash and cash equivalents increased $72 million. Growth in average earning assets was largely funded by a $1.5 billion increase in interest-bearing deposits while other borrowed funds decreased $863 million.
Net interest margin was 2.88 percent compared to 3.01 percent in the previous quarter. A decrease in demand deposits combined with an increase in receivables from trading activities reduced net interest margin by 9 basis points. Lower loan discount accretion reduced net interest margin by 6 basis points. A 3 basis point increase from higher loan fees was partially offset by spread compression.
The yield on average earning assets was 3.93 percent, a 32 basis point decrease from the prior quarter. The loan portfolio yield was 4.75 percent, down 37 basis points. The yield on the available for sale securities portfolio decreased 8 basis points to 2.52 percent while the yield on interest-bearing cash and cash equivalents decreased 80 basis points.
Funding costs were 1.40 percent, down 28 basis points. The cost of interest-bearing deposits decreased 8 basis points to 1.09 percent. The cost of other borrowed funds was down 48 basis points to 1.83 percent.

Fees and Commissions Revenue
Fees and commissions revenue totaled $179.4 million for the fourth quarter of 2019, a decrease of $6.7 million compared to the third quarter of 2019.
Mortgage banking revenue decreased $4.8 million. Mortgage loan production volume decreased 30 percent, primarily due to seasonality. Other revenue decreased $2.3 million primarily due to lower revenue from repossessed oil and gas properties. Brokerage and trading revenue was unchanged from the previous quarter. Growth in trading revenue of $5.6 million was offset by decreases in customer hedging revenue and loan syndication fees. A decrease in overdraft service charges was offset by an increase in trust fees and commissions.

Operating Expense
Total operating expense was $288.8 million for the fourth quarter of 2019, an increase of $9.5 million over the third quarter of 2019.
Personnel expense increased $5.8 million. Incentive compensation increased $4.3 million, primarily due to increased transaction activity in wealth management. The fourth quarter included approximately $2.0 million in severance costs due to realignment of personnel for the current operating environment.
Non-personnel expense increased $3.7 million over the third quarter of 2019. The fourth quarter included a $2.0 million charitable contribution to the BOKF Foundation, which provides support to many nonprofit partners in our communities.

Loans, Deposits and Capital
Loans
Outstanding loans were $21.8 billion at December 31, 2019, a decrease of $534 million compared September 30, 2019. General paydowns in energy and commercial real estate, along with two anticipated large year-end paydowns in commercial, contributed to the decline in balances.
Outstanding commercial loan balances decreased by $393 million or 3 percent compared to September 30, 2019. Services loan balances decreased $144 million. Energy loan balances decreased $141 million. Wholesale/retail sector loans decreased $88 million. Public finance loans decreased by $35 million and manufacturing loans decreased $33 million while other commercial and industrial loans increased $47 million.
Commercial real estate loan balances decreased $192 million or 4 percent compared to September 30, 2019. Loans secured by office buildings decreased $86 million. Loans secured by multifamily residential properties decreased $59 million. Loans secured by retail properties decreased $24 million and loans secured by other commercial real estate properties decreased $22 million.
Deposits
Period-end deposits totaled $27.6 billion at December 31, 2019, a $1.5 billion increase over September 30, 2019. A focus on deposit growth throughout the year led to the execution of several specific initiatives that resulted in large deposit acquisitions during the fourth quarter. Interest-bearing transaction account balances grew by $1.9 billion and demand deposit balances decreased $383 million. Average deposits were $27.1 billion at December 31, 2019, an increase of $1.4 billion compared to September 30, 2019. Total interest-bearing transaction deposits increased $1.6 billion, partially offset by a decrease in demand deposits of $147 million.
Capital
The company's common equity Tier 1 capital ratio was 11.39 percent at December 31, 2019. In addition, the company's Tier 1 capital ratio was 11.39 percent, total capital ratio was 12.94 percent, and leverage ratio was 8.40 percent at December 31, 2019. At September 30, 2019, the company's common equity Tier 1 capital ratio was 11.06 percent, Tier 1 capital ratio was 11.06 percent, total capital ratio was 12.56 percent, and leverage ratio was 8.41 percent.

The company's tangible common equity ratio, a non-GAAP measure, was 8.98 percent at December 31, 2019 and 8.72 percent at September 30, 2019. The tangible common equity ratio is primarily based on total shareholders' equity, which includes unrealized gains and losses on available for sale securities. The company has elected to exclude unrealized gains and losses from available for sale securities from its calculation of Tier 1 capital for regulatory capital purposes, consistent with the treatment under the previous capital rules.

The company repurchased 280,000 shares at an average price of $81.59 per share in the fourth quarter of 2019 and 336,713 shares at an average price of $77.03 in the third quarter of 2019.

Credit Quality
Nonperforming assets totaled $294 million or 1.35 percent of outstanding loans and repossessed assets at December 31, 2019, compared to $286 million or 1.28 percent at September 30, 2019. Nonperforming assets that are not guaranteed by U.S. government agencies totaled $195 million or 0.90 percent of outstanding loans and repossessed assets at December 31, 2019, compared to $187 million or 0.85 percent at September 30, 2019.
Nonaccruing loans were $181 million or 0.83 percent of outstanding loans at December 31, 2019. Nonaccruing commercial loans totaled $115 million or 0.82 percent of outstanding commercial loans. Nonaccruing commercial real estate loans totaled $28 million or 0.62 percent of outstanding commercial real estate loans. Nonaccruing residential mortgage loans totaled $38 million or 1.81 percent of outstanding residential mortgage loans.
Nonaccruing loans increased $8.5 million from September 30, 2019, primarily due to a $6.6 million multifamily community development credit. Nonaccruing energy loans also increased $2.8 million. New nonaccruing loans identified in the fourth quarter totaled $49 million, offset by $24 million in payments received and $14 million in charge-offs.
Potential problem loans, which are defined as performing loans that, based on known information, cause management concern as to the borrowers' ability to continue to perform, totaled $160 million at December 31, compared to $143 million at September 30. The increase largely resulted from energy loans, partially offset by a decrease in loans secured by commercial real estate.
Net charge-offs were $12.5 million or 0.22 percent of average loans on an annualized basis for the fourth quarter of 2019, compared to $10.6 million or 0.19 percent of average loans on an annualized basis for the third quarter of 2019. Net charge-offs were 0.21 percent of average loans over the last four quarters. Gross charge-offs were $14.3 million for the fourth quarter compared to $11.7 million for the previous quarter. Recoveries totaled $1.8 million for the fourth quarter of 2019 and $1.1 million for the third quarter of 2019.
Based on an evaluation of all credit factors, including specific impairment of two shared national credit energy loans where the Company is not the lead agent, changes in nonaccruing and potential problem loans and net charge-offs, the company determined that a $19.0 million provision for credit losses was appropriate for the fourth quarter of 2019. The company recorded a $12.0 million provision for credit losses in the third quarter of 2019.

The combined allowance for credit losses totaled $212 million or 0.98 percent of outstanding loans and 121 percent of nonaccruing loans at December 31, 2019, excluding residential mortgage loans guaranteed by U.S. government agencies. Excluding loans acquired in the CoBiz acquisition, which are measured at acquisition-date fair value, the combined allowance for loan losses was 1.06 percent of outstanding loans and 127 percent of nonaccruing loans at December 31, 2019 compared to 1.02 percent of outstanding loans and 130 percent of nonaccruing loans at September 30, 2019. The allowance for loan losses was $211 million and the accrual for off-balance sheet credit losses was $1.6 million. At September 30, 2019, the combined allowance for credit losses was $206 million or 0.92 percent of outstanding loans and 124 percent of nonaccruing loans, excluding loans guaranteed by U.S. government agencies. The allowance for loan losses was $204 million and the accrual for off-balance sheet credit losses was $1.4 million.

Securities and Derivatives
The fair value of the available for sale securities portfolio totaled $11.3 billion at December 31, 2019, a $245 million increase compared to September 30, 2019. At December 31, 2019, the available for sale securities portfolio consisted primarily of $8.0 billion of residential mortgage-backed securities fully backed by U.S. government agencies and $3.2 billion of commercial mortgage-backed securities fully backed by U.S. government agencies. At December 31, 2019, the available for sale securities portfolio had a net unrealized gain of $138 million compared to $178 million at September 30, 2019.
The company also maintains a portfolio of residential mortgage-backed securities issued by U.S. government agencies and interest rate derivative contracts as an economic hedge of the changes in the fair value of our mortgage servicing rights. This portfolio of fair value option securities decreased $718 million to $1.1 billion at December 31, 2019.
The net economic cost of the changes in fair value of mortgage servicing rights and related economic hedges was $2.2 million during the fourth quarter of 2019, including a $13.0 million decrease in the fair value of securities and derivative contracts held as an economic hedge, a $9.3 million increase in the fair value of mortgage servicing rights, and $1.5 million of related net interest revenue.

Conference Call and Webcast

The company will hold a conference call at 9 a.m. Central time on Wednesday, January 22, 2020 to discuss the financial results with investors. The live audio webcast and presentation slides will be available on the company’s website at www.bokf.com. The conference call can also be accessed by dialing 1-201-689-8471. A conference call and webcast replay will also be available shortly after conclusion of the live call at www.bokf.com or by dialing 1-412-317-6671 and referencing conference ID # 13697774.

About BOK Financial Corporation
BOK Financial Corporation is a $42 billion regional financial services company headquartered in Tulsa, Oklahoma with $83 billion in assets under management and administration. The company's stock is publicly traded on NASDAQ under the Global Select market listings (BOKF). BOK Financial Corporation's holdings include BOKF, NA; BOK Financial Securities, Inc., BOK Financial Private Wealth, Inc. and BOK Financial Insurance, Inc. BOKF, NA operates TransFund, Cavanal Hill Investment Management and BOK Financial Asset Management, Inc. BOKF, NA operates banking divisions across eight states as: Bank of Albuquerque; Bank of Oklahoma; Bank of Texas; and BOK Financial in Arizona, Arkansas, Colorado, Kansas and Missouri; as well as having limited purpose offices in Nebraska, Milwaukee and Connecticut. Through its subsidiaries, BOK Financial Corporation provides commercial and consumer banking, brokerage trading, investment, trust and insurance services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.
The company will continue to evaluate critical assumptions and estimates, such as the appropriateness of the allowance for credit losses and asset impairment as of December 31, 2019 through the date its financial statements are filed with the Securities and Exchange Commission and will adjust amounts reported if necessary.
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about BOK Financial, the financial services industry and the economy generally. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” “will,” “intends,” variations of such words and similar expressions are intended to identify such forward-looking statements. Management judgments relating to and discussion of the provision and allowance for credit losses, allowance for uncertain tax positions, accruals for loss contingencies and valuation of mortgage servicing rights involve judgments as to expected events and are inherently forward-looking statements. Assessments that BOK Financial's acquisitions, including its latest acquisition of CoBiz Financial, Inc., and other growth endeavors will be profitable are necessary statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to changes in commodity prices, interest rates and interest rate relationships, inflation, demand for products and services, the degree of competition by traditional and nontraditional competitors, changes in banking regulations, tax laws, prices, levies and assessments, the impact of technological advances, and trends in customer behavior as well as their ability to repay loans. BOK Financial and its affiliates undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

Exhibit 99(b)

BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	Dec. 31, 2019	Sept. 30, 2019
ASSETS
Cash and due from banks	$735,836	$761,130
Interest-bearing cash and cash equivalents	522,985	465,458
Trading securities	1,623,921	1,675,212
Investment securities	293,418	304,224
Available for sale securities	11,269,643	11,024,551
Fair value option securities	1,098,577	1,816,398
Restricted equity securities	460,552	479,018
Residential mortgage loans held for sale	182,271	282,487
Loans:
Commercial	14,031,650	14,424,625
Commercial real estate	4,433,783	4,626,057
Residential mortgage	2,084,172	2,117,303
Personal	1,201,382	1,117,382
Total loans	21,750,987	22,285,367
Allowance for loan losses	(210,759)	(204,432)
Loans, net of allowance	21,540,228	22,080,935
Premises and equipment, net	535,519	516,597
Receivables	231,811	219,420
Goodwill	1,048,091	1,048,091
Intangible assets, net	125,271	124,320
Mortgage servicing rights	201,886	193,661
Real estate and other repossessed assets, net	20,359	21,026
Derivative contracts, net	323,375	352,019
Cash surrender value of bank-owned life insurance	389,879	387,035
Receivable on unsettled securities sales	1,020,404	904,630
Other assets	547,995	470,993
TOTAL ASSETS	$42,172,021	$43,127,205

LIABILITIES AND EQUITY
Deposits:
Demand	$9,461,291	$9,844,397
Interest-bearing transaction	15,391,752	13,521,545
Savings	550,276	557,593
Time	2,217,849	2,243,541
Total deposits	27,621,168	26,167,076
Funds purchased and repurchase agreements	3,818,350	3,413,051
Other borrowings	4,527,055	6,822,334
Subordinated debentures	275,923	275,909
Accrued interest, taxes and expense	259,701	218,775
Due on unsettled securities purchases	182,547	703,448
Derivative contracts, net	251,128	336,791
Other liabilities	372,230	352,156
TOTAL LIABILITIES	37,308,102	38,289,540
Shareholders' equity:
Capital, surplus and retained earnings	4,750,872	4,695,263
Accumulated other comprehensive gain	104,923	133,753
TOTAL SHAREHOLDERS' EQUITY	4,855,795	4,829,016
Non-controlling interests	8,124	8,649
TOTAL EQUITY	4,863,919	4,837,665
TOTAL LIABILITIES AND EQUITY	$42,172,021	$43,127,205

AVERAGE BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Three Months Ended
	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018
ASSETS
Interest-bearing cash and cash equivalents	$573,203	$500,823	$535,491	$537,903	$563,132
Trading securities	1,672,426	1,696,568	1,757,335	1,968,399	1,929,601
Investment securities	298,567	308,090	328,482	343,282	364,737
Available for sale securities	11,333,524	10,747,439	9,435,668	8,883,054	8,704,963
Fair value option securities	1,521,528	1,553,879	898,772	594,349	277,575
Restricted equity securities	479,687	476,781	413,812	395,432	362,729
Residential mortgage loans held for sale	203,535	203,319	192,102	145,040	179,553
Loans:
Commercial	14,344,534	14,507,185	14,175,057	13,966,521	13,587,344
Commercial real estate	4,532,649	4,652,534	4,656,861	4,602,149	4,747,784
Residential mortgage	2,130,646	2,129,421	2,146,315	2,193,334	2,222,063
Personal	1,228,171	1,123,778	1,026,172	1,004,061	1,022,140
Total loans	22,236,000	22,412,918	22,004,405	21,766,065	21,579,331
Allowance for loan losses	(205,417)	(201,714)	(205,532)	(206,092)	(209,613)
Total loans, net	22,030,583	22,211,204	21,798,873	21,559,973	21,369,718
Total earning assets	38,113,053	37,698,103	35,360,535	34,427,432	33,752,008
Cash and due from banks	690,806	717,338	703,294	705,411	731,700
Derivative contracts, net	311,542	331,834	328,802	262,927	299,319
Cash surrender value of bank-owned life insurance	388,012	385,190	384,974	382,538	379,893
Receivable on unsettled securities sales	1,973,604	1,742,794	1,437,462	1,224,700	799,548
Other assets	2,736,337	2,705,089	2,629,710	2,669,673	2,423,275
TOTAL ASSETS	$44,213,354	$43,580,348	$40,844,777	$39,672,681	$38,385,743

LIABILITIES AND EQUITY
Deposits:
Demand	$9,612,533	$9,759,710	$9,883,965	$9,988,088	$10,648,683
Interest-bearing transaction	14,685,385	13,131,542	12,512,282	11,931,539	11,773,651
Savings	554,605	557,122	558,738	541,575	526,275
Time	2,247,717	2,251,800	2,207,391	2,153,277	2,146,786
Total deposits	27,100,240	25,700,174	25,162,376	24,614,479	25,095,395
Funds purchased and repurchase agreements	4,120,610	3,106,163	2,066,950	2,033,036	1,205,568
Other borrowings	6,247,194	8,125,023	7,175,617	7,040,279	6,361,141
Subordinated debentures	275,916	275,900	275,887	275,882	276,378
Derivative contracts, net	276,078	300,051	283,484	273,786	268,848
Due on unsettled securities purchases	784,174	745,893	821,688	453,937	493,887
Other liabilities	561,654	547,144	460,732	501,788	341,438
TOTAL LIABILITIES	39,365,866	38,800,348	36,246,734	35,193,187	34,042,655
Total equity	4,847,488	4,780,000	4,598,043	4,479,494	4,343,088
TOTAL LIABILITIES AND EQUITY	$44,213,354	$43,580,348	$40,844,777	$39,672,681	$38,385,743

STATEMENTS OF EARNINGS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018

Interest revenue	$369,857	$365,592	$1,531,958	$1,228,426
Interest expense	99,608	79,906	419,079	243,559
Net interest revenue	270,249	285,686	1,112,879	984,867
Provision for credit losses	19,000	9,000	44,000	8,000
Net interest revenue after provision for credit losses	251,249	276,686	1,068,879	976,867
Other operating revenue:
Brokerage and trading revenue	43,843	28,101	159,826	108,323
Transaction card revenue	22,548	20,664	87,216	84,025
Fiduciary and asset management revenue	45,021	43,665	177,025	184,703
Deposit service charges and fees	27,331	29,393	112,485	112,153
Mortgage banking revenue	25,396	21,880	107,541	97,787
Other revenue	15,283	16,404	58,108	56,185
Total fees and commissions	179,422	160,107	702,201	643,176
Other gains (losses), net	(1,649)	(8,305)	9,351	(2,265)
Gain (loss) on derivatives, net	(4,644)	11,167	14,951	(422)
Gain (loss) on fair value option securities, net	(8,328)	(282)	15,787	(25,572)
Change in fair value of mortgage servicing rights	9,297	(24,233)	(53,517)	4,668
Gain (loss) on available for sale securities, net	4,487	(1,999)	5,597	(2,801)
Total other operating revenue	178,585	136,455	694,370	616,784
Other operating expense:
Personnel	168,422	160,706	660,565	583,131
Business promotion	8,787	9,207	35,662	30,523
Charitable contributions to BOKF Foundation	2,000	2,846	3,000	2,846
Professional fees and services	13,408	20,712	54,861	59,099
Net occupancy and equipment	26,316	27,780	110,275	97,981
Insurance	5,393	4,248	20,906	23,318
Data processing and communications	31,884	27,575	124,983	114,796
Printing, postage and supplies	3,700	5,232	16,517	17,169
Net losses and operating expenses of repossessed assets	2,403	2,581	6,707	17,052
Amortization of intangible assets	5,225	5,331	20,618	9,620
Mortgage banking costs	14,259	11,518	50,685	46,298
Other expense	6,998	6,907	27,602	26,333
Total other operating expense	288,795	284,643	1,132,381	1,028,166

Net income before taxes	141,039	128,498	630,868	565,485
Federal and state income taxes	30,257	20,121	130,183	119,061

Net income	110,782	108,377	500,685	446,424
Net income (loss) attributable to non-controlling interests	430	(79)	(73)	778
Net income attributable to BOK Financial Corporation shareholders	$110,352	$108,456	$500,758	$445,646

Average shares outstanding:
Basic	70,295,899	71,808,029	70,787,700	66,628,640
Diluted	70,309,644	71,833,334	70,802,612	66,662,273

Net income per share:
Basic	$1.56	$1.50	$7.03	$6.63
Diluted	$1.56	$1.50	$7.03	$6.63

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018
Capital:
Period-end shareholders' equity	$4,855,795	$4,829,016	$4,709,438	$4,522,873	$4,432,109
Risk weighted assets	$31,671,519	$32,159,139	$32,040,741	$31,601,558	$30,742,295
Risk-based capital ratios:
Common equity tier 1	11.39%	11.06%	10.84%	10.71%	10.92%
Tier 1	11.39%	11.06%	10.84%	10.71%	10.92%
Total capital	12.94%	12.56%	12.34%	12.24%	12.50%
Leverage ratio	8.40%	8.41%	8.75%	8.76%	8.96%
Tangible common equity ratio[1]	8.98%	8.72%	8.69%	8.64%	8.82%

Common stock:
Book value per share	$68.80	$68.15	$66.15	$63.30	$61.45
Tangible book value per share	52.17	51.60	49.68	46.82	45.03
Market value per share:
High	$88.28	$84.35	$88.17	$93.72	$98.29
Low	$71.85	$72.96	$72.60	$72.11	$69.96
Cash dividends paid	$36,011	$35,472	$35,631	$35,885	$35,977
Dividend payout ratio	32.63%	24.94%	25.90%	32.44%	33.17%
Shares outstanding, net	70,579,598	70,858,010	71,193,770	71,449,982	72,122,932
Stock buy-back program:
Shares repurchased	280,000	336,713	250,000	705,609	525,000
Amount	$22,844	$25,937	$20,125	$60,577	$45,057
Average price per share	$81.59	$77.03	$80.50	$85.85	$85.82

Performance ratios (quarter annualized):
Return on average assets	0.99%	1.29%	1.35%	1.13%	1.12%
Return on average equity	9.05%	11.83%	12.02%	10.04%	9.93%
Net interest margin	2.88%	3.01%	3.30%	3.30%	3.40%
Efficiency ratio	63.65%	59.31%	59.51%	64.80%	63.25%

Reconciliation of non-GAAP measures:
[1] Tangible common equity ratio:
Total shareholders' equity	$4,855,795	$4,829,016	$4,709,438	$4,522,873	$4,432,109
Less: Goodwill and intangible assets, net	1,173,362	1,172,411	1,172,564	1,177,573	1,184,112
Tangible common equity	$3,682,433	$3,656,605	$3,536,874	$3,345,300	$3,247,997

Total assets	$42,172,021	$43,127,205	$41,893,073	$39,882,962	$38,020,504
Less: Goodwill and intangible assets, net	1,173,362	1,172,411	1,172,564	1,177,573	1,184,112
Tangible assets	$40,998,659	$41,954,794	$40,720,509	$38,705,389	$36,836,392

Tangible common equity ratio	8.98%	8.72%	8.69%	8.64%	8.82%

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018
Other data:
Tax equivalent interest	$2,726	$2,936	$3,481	$2,529	$3,067
Net unrealized gain (loss) on available for sale securities	$138,149	$178,060	$131,780	$(2,609)	$(95,271)

Mortgage banking:
Mortgage production revenue	$9,169	$13,814	$11,869	$7,868	$5,073

Mortgage loans funded for sale	$855,643	$877,280	$729,841	$510,527	$497,353
Add: current period-end outstanding commitments	158,460	379,377	344,087	263,434	160,848
Less: prior period end outstanding commitments	379,377	344,087	263,434	160,848	197,752
Total mortgage production volume	$634,726	$912,570	$810,494	$613,113	$460,449

Mortgage loan refinances to mortgage loans funded for sale	57%	56%	31%	30%	23%
Gain on sale margin	1.44%	1.51%	1.46%	1.28%	1.10%

Mortgage servicing revenue	$16,227	$16,366	$16,262	$15,966	$16,807
Average outstanding principal balance of mortgage loans serviced for others	20,856,446	21,172,874	21,418,690	21,581,835	21,706,541
Average mortgage servicing revenue rates	0.31%	0.31%	0.30%	0.30%	0.31%

Gain (loss) on mortgage servicing rights, net of economic hedge:
Gain (loss) on mortgage hedge derivative contracts, net	$(4,714)	$3,742	$11,128	$4,432	$12,162
Gain (loss) on fair value option securities, net	(8,328)	4,597	9,853	9,665	(282)
Gain (loss) on economic hedge of mortgage servicing rights	(13,042)	8,339	20,981	14,097	11,880
Gain (loss) on changes in fair value of mortgage servicing rights	9,297	(12,593)	(29,555)	(20,666)	(24,233)
Loss on changes in fair value of mortgage servicing rights, net of economic hedges, included in other operating revenue	(3,745)	(4,254)	(8,574)	(6,569)	(12,353)
Net interest revenue on fair value option securities[2]	1,544	1,245	1,296	1,129	695
Total economic cost of changes in the fair value of mortgage servicing rights, net of economic hedges	$(2,201)	$(3,009)	$(7,278)	$(5,440)	$(11,658)

[2]	Actual interest earned on fair value option securities less internal transfer-priced cost of funds.

QUARTERLY EARNINGS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and per share data)

	Three Months Ended
	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018

Interest revenue	$369,857	$395,207	$390,820	$376,074	$365,592
Interest expense	99,608	116,111	105,388	97,972	79,906
Net interest revenue	270,249	279,096	285,432	278,102	285,686
Provision for credit losses	19,000	12,000	5,000	8,000	9,000
Net interest revenue after provision for credit losses	251,249	267,096	280,432	270,102	276,686
Other operating revenue:
Brokerage and trading revenue	43,843	43,840	40,526	31,617	28,101
Transaction card revenue	22,548	22,015	21,915	20,738	20,664
Fiduciary and asset management revenue	45,021	43,621	45,025	43,358	43,665
Deposit service charges and fees	27,331	28,837	28,074	28,243	29,393
Mortgage banking revenue	25,396	30,180	28,131	23,834	21,880
Other revenue	15,283	17,626	12,437	12,762	16,404
Total fees and commissions	179,422	186,119	176,108	160,552	160,107
Other gains (losses), net	(1,649)	4,544	3,480	2,976	(8,305)
Gain (loss) on derivatives, net	(4,644)	3,778	11,150	4,667	11,167
Gain (loss) on fair value option securities, net	(8,328)	4,597	9,853	9,665	(282)
Change in fair value of mortgage servicing rights	9,297	(12,593)	(29,555)	(20,666)	(24,233)
Gain (loss) on available for sale securities, net	4,487	5	1,029	76	(1,999)
Total other operating revenue	178,585	186,450	172,065	157,270	136,455
Other operating expense:
Personnel	168,422	162,573	160,342	169,228	160,706
Business promotion	8,787	8,859	10,142	7,874	9,207
Charitable contributions to BOKF Foundation	2,000	—	1,000	—	2,846
Professional fees and services	13,408	12,312	13,002	16,139	20,712
Net occupancy and equipment	26,316	27,558	26,880	29,521	27,780
Insurance	5,393	4,220	6,454	4,839	4,248
Data processing and communications	31,884	31,915	29,735	31,449	27,575
Printing, postage and supplies	3,700	3,825	4,107	4,885	5,232
Net losses and operating expenses of repossessed assets	2,403	1,728	580	1,996	2,581
Amortization of intangible assets	5,225	5,064	5,138	5,191	5,331
Mortgage banking costs	14,259	14,975	11,545	9,906	11,518
Other expense	6,998	6,263	8,212	6,129	6,907
Total other operating expense	288,795	279,292	277,137	287,157	284,643
Net income before taxes	141,039	174,254	175,360	140,215	128,498
Federal and state income taxes	30,257	32,396	37,580	29,950	20,121
Net income	110,782	141,858	137,780	110,265	108,377
Net income (loss) attributable to non-controlling interests	430	(373)	217	(347)	(79)
Net income attributable to BOK Financial Corporation shareholders	$110,352	$142,231	$137,563	$110,612	$108,456

Average shares outstanding:
Basic	70,295,899	70,596,307	70,887,063	71,387,070	71,808,029
Diluted	70,309,644	70,609,924	70,902,033	71,404,388	71,833,334
Net income per share:
Basic	$1.56	$2.00	$1.93	$1.54	$1.50
Diluted	$1.56	$2.00	$1.93	$1.54	$1.50

LOANS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018
Commercial:
Energy	$3,973,377	$4,114,269	$3,921,353	$3,705,099	$3,590,333
Services	3,122,163	3,266,249	3,309,458	3,287,563	3,258,192
Healthcare	3,033,916	3,032,968	2,926,510	2,915,885	2,799,277
Wholesale/retail	1,760,866	1,848,617	1,793,118	1,706,900	1,621,158
Public finance	709,868	744,840	795,659	803,083	804,550
Manufacturing	665,449	698,408	761,357	742,374	730,521
Other commercial and industrial	766,011	719,274	829,453	801,071	832,047
Total commercial	14,031,650	14,424,625	14,336,908	13,961,975	13,636,078

Commercial real estate:
Multifamily	1,265,562	1,324,839	1,300,372	1,210,358	1,288,065
Office	928,379	1,014,275	1,056,306	1,033,158	1,072,920
Industrial	856,117	873,536	828,569	767,757	778,106
Retail	775,521	799,169	825,399	890,685	919,082
Residential construction and land development	150,879	135,361	141,509	149,686	148,584
Other commercial real estate	457,325	478,877	557,878	549,007	558,056
Total commercial real estate	4,433,783	4,626,057	4,710,033	4,600,651	4,764,813

Residential mortgage:
Permanent mortgage	1,057,321	1,066,460	1,088,370	1,098,481	1,122,610
Permanent mortgages guaranteed by U.S. government agencies	197,794	191,764	195,373	193,308	190,866
Home equity	829,057	859,079	887,079	900,831	916,557
Total residential mortgage	2,084,172	2,117,303	2,170,822	2,192,620	2,230,033

Personal	1,201,382	1,117,382	1,037,889	1,003,734	1,025,806

Total	$21,750,987	$22,285,367	$22,255,652	$21,758,980	$21,656,730

LOANS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018

Texas:
Commercial	$6,174,894	$6,220,227	$5,877,265	$5,754,018	$5,438,133
Commercial real estate	1,259,117	1,292,116	1,341,609	1,344,810	1,341,783
Residential mortgage	268,282	273,931	272,878	265,927	266,805
Personal	458,893	475,430	400,585	396,794	394,743
Total Texas	8,161,186	8,261,704	7,892,337	7,761,549	7,441,464

Oklahoma:
Commercial	3,454,825	3,690,100	3,762,234	3,551,054	3,491,117
Commercial real estate	631,026	679,786	717,970	665,190	700,756
Residential mortgage	1,375,080	1,370,452	1,403,398	1,417,381	1,440,566
Personal	479,784	383,246	382,764	374,807	375,543
Total Oklahoma	5,940,715	6,123,584	6,266,366	6,008,432	6,007,982

Colorado:
Commercial	2,169,598	2,247,798	2,325,742	2,231,703	2,275,069
Commercial real estate	927,826	975,066	1,023,410	957,348	963,575
Residential mortgage	196,326	224,872	241,780	241,722	251,849
Personal	80,613	78,733	72,537	65,812	72,916
Total Colorado	3,374,363	3,526,469	3,663,469	3,496,585	3,563,409

Arizona:
Commercial	1,307,073	1,276,534	1,330,415	1,335,140	1,320,139
Commercial real estate	728,832	771,425	761,243	791,466	889,903
Residential mortgage	89,396	92,121	91,684	98,973	97,959
Personal	97,143	78,694	76,335	61,875	68,546
Total Arizona	2,222,444	2,218,774	2,259,677	2,287,454	2,376,547

Kansas/Missouri:
Commercial	527,872	566,969	602,836	667,859	659,793
Commercial real estate	322,541	374,795	331,443	327,870	343,228
Residential mortgage	66,771	67,035	71,229	75,560	77,971
Personal	64,298	79,487	84,224	81,831	91,441
Total Kansas/Missouri	981,482	1,088,286	1,089,732	1,153,120	1,172,433

New Mexico:
Commercial	305,320	335,409	350,520	342,915	340,489
Commercial real estate	402,148	374,331	385,058	371,416	383,670
Residential mortgage	80,325	81,383	82,390	85,326	87,346
Personal	9,932	10,887	10,236	11,065	10,662
Total New Mexico	797,725	802,010	828,204	810,722	822,167

Arkansas:
Commercial	92,068	87,588	87,896	79,286	111,338
Commercial real estate	162,293	158,538	149,300	142,551	141,898
Residential mortgage	7,992	7,509	7,463	7,731	7,537
Personal	10,719	10,905	11,208	11,550	11,955
Total Arkansas	273,072	264,540	255,867	241,118	272,728

TOTAL BOK FINANCIAL	$21,750,987	$22,285,367	$22,255,652	$21,758,980	$21,656,730

Loans attributed to a geographical region may not always represent the location of the borrower or the collateral.

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018
Oklahoma:
Demand	$3,257,337	$3,515,312	$3,279,359	$3,432,239	$3,610,593
Interest-bearing:
Transaction	8,574,912	7,447,799	7,020,484	6,542,548	6,445,831
Savings	306,194	308,103	307,785	309,875	288,210
Time	1,125,446	1,198,170	1,253,804	1,217,371	1,118,643
Total interest-bearing	10,006,552	8,954,072	8,582,073	8,069,794	7,852,684
Total Oklahoma	13,263,889	12,469,384	11,861,432	11,502,033	11,463,277

Texas:
Demand	2,766,379	2,870,429	2,974,005	2,966,743	3,291,433
Interest-bearing:
Transaction	2,912,302	2,589,511	2,453,619	2,385,305	2,295,169
Savings	102,456	100,597	103,125	101,849	99,624
Time	495,343	464,264	425,253	419,269	423,880
Total interest-bearing	3,510,101	3,154,372	2,981,997	2,906,423	2,818,673
Total Texas	6,276,480	6,024,801	5,956,002	5,873,166	6,110,106

Colorado:
Demand	1,729,674	1,694,044	1,621,820	1,897,547	1,658,473
Interest-bearing:
Transaction	1,769,037	1,910,874	1,800,271	1,844,632	1,899,203
Savings	53,307	60,107	57,263	58,919	57,289
Time	283,517	273,622	246,198	261,235	274,877
Total interest-bearing	2,105,861	2,244,603	2,103,732	2,164,786	2,231,369
Total Colorado	3,835,535	3,938,647	3,725,552	4,062,333	3,889,842

New Mexico:
Demand	623,722	645,698	630,861	662,362	691,692
Interest-bearing:
Transaction	558,493	539,260	557,881	573,203	571,347
Savings	63,999	62,863	62,636	61,497	58,194
Time	238,140	236,135	232,569	228,212	224,515
Total interest-bearing	860,632	838,258	853,086	862,912	854,056
Total New Mexico	1,484,354	1,483,956	1,483,947	1,525,274	1,545,748

Arizona:
Demand	672,265	703,381	700,480	695,238	707,402
Interest-bearing:
Transaction	684,358	599,655	560,429	621,735	575,567
Savings	10,314	12,487	11,966	12,144	10,545
Time	49,676	44,347	43,099	44,004	43,051
Total interest-bearing	744,348	656,489	615,494	677,883	629,163
Total Arizona	1,416,613	1,359,870	1,315,974	1,373,121	1,336,565

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018
Kansas/Missouri:
Demand	384,533	376,020	431,856	410,799	418,199
Interest-bearing:
Transaction	784,574	284,940	310,774	361,590	327,866
Savings	12,169	11,689	13,125	13,815	13,721
Time	17,877	19,126	19,205	19,977	19,688
Total interest-bearing	814,620	315,755	343,104	395,382	361,275
Total Kansas/Missouri	1,199,153	691,775	774,960	806,181	779,474

Arkansas:
Demand	27,381	39,513	29,176	31,624	36,800
Interest-bearing:
Transaction	108,076	149,506	148,485	147,964	91,593
Savings	1,837	1,747	1,783	1,785	1,632
Time	7,850	7,877	7,810	8,321	8,726
Total interest-bearing	117,763	159,130	158,078	158,070	101,951
Total Arkansas	145,144	198,643	187,254	189,694	138,751

TOTAL BOK FINANCIAL	$27,621,168	$26,167,076	$25,305,121	$25,331,802	$25,263,763

NET INTEREST MARGIN TREND -- UNAUDITED BOK FINANCIAL CORPORATION

	Three Months Ended
	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018

TAX-EQUIVALENT ASSETS YIELDS
Interest-bearing cash and cash equivalents	1.62%	2.42%	2.57%	2.56%	2.23%
Trading securities	3.19%	3.49%	3.59%	3.88%	4.10%
Investment securities	4.69%	4.46%	4.41%	4.50%	4.26%
Available for sale securities	2.52%	2.60%	2.63%	2.57%	2.51%
Fair value option securities	2.62%	2.79%	3.34%	3.62%	3.56%
Restricted equity securities	5.37%	6.34%	6.30%	6.42%	6.39%
Residential mortgage loans held for sale	3.55%	3.73%	3.65%	4.58%	4.00%
Loans	4.75%	5.12%	5.39%	5.26%	5.09%
Allowance for loan losses
Loans, net of allowance	4.80%	5.17%	5.45%	5.31%	5.14%
Total tax-equivalent yield on earning assets	3.93%	4.25%	4.51%	4.46%	4.33%

COST OF INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
Interest-bearing transaction	1.00%	1.08%	1.04%	0.94%	0.79%
Savings	0.11%	0.14%	0.12%	0.12%	0.11%
Time	1.94%	1.94%	1.90%	1.80%	1.54%
Total interest-bearing deposits	1.09%	1.17%	1.13%	1.04%	0.87%
Funds purchased and repurchase agreements	1.56%	2.01%	2.08%	2.07%	1.36%
Other borrowings	2.01%	2.42%	2.67%	2.68%	2.51%
Subordinated debt	5.40%	5.48%	5.53%	5.51%	5.38%
Total cost of interest-bearing liabilities	1.40%	1.68%	1.70%	1.66%	1.42%
Tax-equivalent net interest revenue spread	2.53%	2.57%	2.81%	2.80%	2.91%
Effect of noninterest-bearing funding sources and other	0.35%	0.44%	0.49%	0.50%	0.49%
Tax-equivalent net interest margin	2.88%	3.01%	3.30%	3.30%	3.40%

Yield calculations are shown on a tax equivalent basis at the statutory federal and state rates for the periods presented. The yield calculations exclude security trades that have been recorded on trade date with no corresponding interest income and the unrealized gains and losses. The yield calculation also includes average loan balances for which the accrual of interest has been discontinued and are net of unearned income. Yield/rate calculations are generally based on the conventions that determine how interest income and expense is accrued.

CREDIT QUALITY INDICATORS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018
Nonperforming assets:
Nonaccruing loans:
Commercial	$115,416	$111,706	$123,395	$90,358	$99,841
Commercial real estate	27,626	23,185	21,670	21,508	21,621
Residential mortgage	37,622	37,304	38,477	40,409	41,555
Personal	287	271	237	302	230
Total nonaccruing loans	180,951	172,466	183,779	152,577	163,247
Accruing renegotiated loans guaranteed by U.S. government agencies	92,452	92,718	95,989	91,787	86,428
Real estate and other repossessed assets	20,359	21,026	16,940	17,139	17,487
Total nonperforming assets	$293,762	$286,210	$296,708	$261,503	$267,162
Total nonperforming assets excluding those guaranteed by U.S. government agencies	$195,210	$187,160	$193,976	$162,770	$173,602

Nonaccruing loans by loan class:
Commercial:
Energy	$91,722	$88,894	$71,632	$35,332	$47,494
Services	7,483	6,119	10,087	9,555	8,567
Healthcare	4,480	5,978	16,148	18,768	16,538
Manufacturing	10,133	8,741	8,613	9,548	8,919
Wholesale/retail	1,163	1,504	1,390	1,425	1,316
Public finance	—	—	—	—	—
Other commercial and industrial	435	470	15,525	15,730	17,007
Total commercial	115,416	111,706	123,395	90,358	99,841
Commercial real estate:
Retail	18,868	20,132	20,057	20,159	20,279
Residential construction and land development	350	350	350	350	350
Multifamily	6,858	286	275	—	301
Office	—	855	855	855	—
Industrial	909	909	—	—	—
Other commercial real estate	641	653	133	144	691
Total commercial real estate	27,626	23,185	21,670	21,508	21,621
Residential mortgage:
Permanent mortgage	20,441	20,165	21,803	22,937	23,951
Permanent mortgage guaranteed by U.S. government agencies	6,100	6,332	6,743	6,946	7,132
Home equity	11,081	10,807	9,931	10,526	10,472
Total residential mortgage	37,622	37,304	38,477	40,409	41,555
Personal	287	271	237	302	230
Total nonaccruing loans	$180,951	$172,466	$183,779	$152,577	$163,247

CREDIT QUALITY INDICATORS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018

Performing loans 90 days past due[1]	$7,680	$1,541	$2,698	$610	$1,338

Gross charge-offs	$14,268	$11,707	$13,227	$11,775	$14,515
Recoveries	(1,816)	(1,066)	(5,503)	(1,689)	(2,168)
Net charge-offs	$12,452	$10,641	$7,724	$10,086	$12,347

Provision for credit losses	$19,000	$12,000	$5,000	$8,000	$9,000

Allowance for loan losses to period end loans	0.97%	0.92%	0.91%	0.94%	0.96%
Combined allowance for credit losses to period end loans	0.98%	0.92%	0.92%	0.95%	0.97%
Nonperforming assets to period end loans and repossessed assets	1.35%	1.28%	1.33%	1.20%	1.23%
Net charge-offs (annualized) to average loans	0.22%	0.19%	0.14%	0.19%	0.23%
Allowance for loan losses to nonaccruing loans[1]	120.54%	123.05%	114.40%	141.00%	132.89%
Combined allowance for credit losses to nonaccruing loans[1]	121.44%	123.87%	115.48%	142.25%	134.03%

[1]	Excludes residential mortgage loans guaranteed by agencies of the U.S. government.

SEGMENTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended				Change
Commercial Banking	Dec. 31, 2019	Sept. 30, 2019	Dec. 31, 2018	[1]	4Q19 vs 3Q19	4Q19 vs 4Q18
Net interest revenue	$162,232	$178,955	$147,314		(9.3)%	10.1%
Fees and commissions revenue	43,357	46,159	39,667		(6.1)%	9.3%
Other operating expense	68,900	68,697	51,663		0.3%	33.4%
Corporate expense allocations	11,942	12,613	9,112		(5.3)%	31.1%
Net income	81,732	100,675	83,783		(18.8)%	(2.4)%

Average assets	24,345,447	23,973,067	19,341,921		1.6%	25.9%
Average loans	19,100,101	19,226,347	15,628,731		(0.7)%	22.2%
Average deposits	11,419,558	10,833,057	8,393,016		5.4%	36.1%

Consumer Banking
Net interest revenue	$43,176	$48,462	$41,364		(10.9)%	4.4%
Fees and commissions revenue	44,884	51,460	42,840		(12.8)%	4.8%
Other operating expense	59,702	59,699	56,346		—%	6.0%
Corporate expense allocations	11,798	11,776	11,114		0.2%	6.2%
Net income	8,287	16,640	2,531		(50.2)%	227.4%

Average assets	9,772,710	9,827,130	8,071,978		(0.6)%	21.1%
Average loans	1,730,467	1,773,831	1,745,642		(2.4)%	(0.9)%
Average deposits	6,974,453	6,983,018	6,542,188		(0.1)%	6.6%

Wealth Management
Net interest revenue	$21,826	$23,066	$28,949		(5.4)%	(24.6)%
Fees and commissions revenue	92,729	89,422	72,452		3.7%	28.0%
Other operating expense	74,688	71,620	66,658		4.3%	12.0%
Corporate expense allocations	9,296	9,416	11,256		(1.3)%	(17.4)%
Net income	22,863	23,205	17,447		(1.5)%	31.0%

Average assets	11,225,213	10,391,225	8,694,289		8.0%	29.1%
Average loans	1,667,278	1,671,102	1,448,805		(0.2)%	15.1%
Average deposits	7,301,391	6,590,332	5,483,455		10.8%	33.2%
Fiduciary assets	52,352,135	49,259,697	44,841,339		6.3%	16.7%
Assets under management or administration	82,740,961	80,796,949	76,279,777		2.4%	8.5%

1    Acquired assets and liabilities were allocated to segments in the second quarter of 2019.